As filed with the Securities and Exchange Commission on June 29, 2017.

Registration No. 333-218076

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM F-10

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

SIERRA METALS INC.

(Exact name of Registrant as specified in its charter)

Canada (Province or other Jurisdiction of Incorporation or Organization)	1021 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number, if applicable)

79 Wellington Street, West, Suite 2100, Toronto, Ontario M5K 1H1(416) 366-7777

(Address and telephone number of Registrant’s principal executive offices)

Cogency Global Inc.

10 East 40th Street, 10th Floor

New York, NY 10016

Telephone No.: (800) 221-0102

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Igor Gonzales Sierra Metals Inc. 79 Wellington Street, West, Suite 2100, Toronto, Ontario M5K 1H1 (416) 366-7777	Kevin Rooney, Esq. Baker & McKenzie LLP Brookfield Place Bay/Wellington Tower 181 Bay Street, Suite 2100 Toronto, Ontario, Canada M5J 2T3 (416) 865-6871	Thomas J. Rice, Esq. Baker & McKenzie LLP 452 Fifth Avenue New York, NY 10018 (212) 626-4100

Approximate date of commencement of proposed sale of the securities to the public:

As soon as practicable after this registration statement becomes effective

Ontario, Canada

(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):

A.	[ ]	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.	[X]	at some future date (check the appropriate box below)

	1.	[ ]	pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than 7 calendar days after filing).

	2.	[ ]	pursuant to Rule 467(b) on (date) at (time) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).

	3.	[ ]	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

	4.	[X]	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. [X]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)(2)(3)	Proposed maximum offering price per unit (1)(4)	Proposed maximum aggregate offering price (3)(4)(5)	Amount of registration fee (3)(4)(5)

Common Shares (no par value)

Warrants to Purchase Common Shares

Units

Subscription Receipts

Total	US$55,087,500		US$55,087,500	US$6,384.65 (6)

(1) There are being registered under this registration statement such indeterminate number of Common Shares, Warrants, Units or Subscription Receipts of the Registrant (collectively, the “Securities”) as shall have an aggregate initial offering price of US$55,087,500. Any Securities registered by this registration statement may be sold separately or as units with other Securities registered under this registration statement. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this registration statement.

(2) If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered on this Registration Statement changes, the provisions of Rule 416 shall apply to this Registration Statement.

(3) U.S. dollar amounts are calculated based on the Bank of Canada daily exchange rate of US$1.00 = C $1.3614 on May 17, 2017.

(4) The proposed maximum initial offering price per Security will be determined, from time to time, by the Registrant in connection with the sale of the Securities registered under this Registration Statement. Prices, when determined, may be in U.S. dollars or the equivalent thereof in Canadian dollars.

(5) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 under the U.S. Securities Act of 1933, as amended.

(6) Previously paid.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

SUBJECT TO COMPLETION DATED JUNE 29, 2017

The information contained herein is subject to completion and amendment. A registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission. These securities may not be offered or sold nor may offers to buy be accepted until the registration statement becomes effective. This short form prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state of the United States in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state of the United States.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This preliminary short form base shelf prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.

Information has been incorporated by reference in this preliminary short form base shelf prospectus from documents filed with securities commissions or similar authorities in Canada and the U.S. Securities and Exchange Commission. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of Sierra Metals Inc. at 179 Wellington Street West, Suite 2100, Toronto, Ontario M5K 1H1, Telephone (604) 728-2604, and are also available electronically at www.sedar.com.

SHORT FORM BASE SHELF PROSPECTUS

New Issue	June 29, 2017

Sierra Metals Inc.

C$75,000,000

Common Shares

Warrants

Units

Subscription Receipts

This short form base shelf prospectus (“Prospectus”) relates to the offering for sale by Sierra Metals Inc. (“Sierra” or the “Corporation”) from time to time, during the 25-month period that this Prospectus, including any amendments or supplements thereto, remains valid, of up to C$75,000,000 in the aggregate of: (i) common shares (“Common Shares”) in the capital of Sierra; (ii) warrants (“Warrants”) to purchase other Securities (as defined below) of Sierra; (iii) units (“Units”) consisting of one or more of the other Securities, and (iv) subscription receipts (“Subscription Receipts” and together with the Common Shares, Warrants and Units, the “Securities”). The Securities may be offered separately or together, in amounts, at prices and on terms determined based on market conditions at the time of the sale and as set forth in an accompanying prospectus supplement (a “Prospectus Supplement”).

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) NOR ANY U.S. STATE SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

The Corporation is permitted, under a multi-jurisdictional disclosure system adopted by the securities regulatory authorities in Canada and the United States, to prepare this Prospectus in accordance with Canadian disclosure requirements, which are different from those of the United States. Sierra prepares its financial statements, which are incorporated by reference in this Prospectus, in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, and such financial statements are subject to Canadian auditing and auditor independence standards. The Corporation’s financial statements may not be comparable to the financial statements of United States issuers.

The enforcement by investors of civil liabilities under United States federal securities laws may be affected adversely because Sierra is a corporation existing under the federal laws of Canada, and all of its executive offices, administrative activities and assets are located outside the United States. In addition, certain of the directors and officers of the Corporation are residents of jurisdictions other than the United States and all or a substantial portion of the assets of those persons are or may be located outside the United States. See “Enforceability of Civil Liabilities”.

Prospective investors should be aware that the purchase of the Securities may have tax consequences in the United States and Canada that may not be fully described in this Prospectus or in any Prospectus Supplement, and should carefully review the tax discussion, if any, in the applicable Prospectus Supplement and in any event consult with a tax adviser.

All shelf information permitted under applicable laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. Each Prospectus Supplement containing the specific terms of any Securities will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.

The specific terms of any Securities offered will be described in a Prospectus Supplement, including, where applicable: (i) in the case of Common Shares, the number of Common Shares offered, the offering price (in the event the offering is a fixed price distribution), the manner of determining the offering price(s) (in the event the offering is a non-fixed price distribution) and any other specific terms; (ii) in the case of Warrants, the number of Warrants being offered, the offering price (in the event the offering is a fixed price distribution), the manner of determining the offering price(s) (in the event the offering is a non-fixed price distribution), the designation, number and terms of the other Securities purchasable upon exercise of the Warrants, and any procedures that will result in the adjustment of those numbers, the exercise price, the dates and periods of exercise and any other specific terms; (iii) in the case of Units, the number of Units offered, the offering price, the designation, number and terms of the other Securities comprising the Units, and any other specific terms; and (iv) in the case of Subscription Receipts, the number of Subscription Receipts being offered, the offering price (in the event the offering is a fixed price distribution), the manner of determining the offering price(s) (in the event the offering is a non-fixed price distribution), the terms, conditions and procedures for the conversion of the Subscription Receipts into other Securities, the designation, number and terms of such other Securities, and any other specific terms. A Prospectus Supplement relating to a particular offering of Securities may include terms pertaining to the Securities being offered thereunder that are not within the terms and parameters described in this Prospectus.

Sierra may offer and sell the Securities to or through underwriters or dealers purchasing as principals, and may also sell directly to one or more purchasers or through agents or pursuant to applicable statutory exemptions. See “Plan of Distribution”. The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent, as the case may be, engaged by Sierra for the offering and sale of the Securities, and will set forth the terms of the offering of such Securities, including, to the extent applicable, any fees, discounts or any other compensation payable to underwriters, dealers or agents in connection with the offering, the method of

ii

distribution of the Securities, the initial issue price (in the event that the offering is a fixed price distribution), the proceeds that Sierra will receive and any other material terms of the plan of distribution.

The Securities may be sold from time to time in one or more transactions at a fixed price or prices or at non-fixed prices. If offered on a non-fixed price basis, the Securities may be offered at market prices prevailing at the time of sale, at prices determined by reference to the prevailing price of a specified security in a specified market or at prices to be negotiated with purchasers, in which case the compensation payable to an underwriter, dealer or agent in connection with any such sale will be decreased by the amount, if any, by which the aggregate price paid for the Securities by the purchasers is less than the gross proceeds paid by the underwriter, dealer or agent to Sierra. The price at which the Securities will be offered and sold may vary from purchaser to purchaser and during the period of distribution.

Unless otherwise specified in a Prospectus Supplement, the offerings are subject to approval of certain legal matters by Baker & McKenzie LLP on behalf of the Corporation.

In connection with any offering of Securities (unless otherwise specified in a Prospectus Supplement), other than an “at-the-market distribution” (as such term is defined in National Instrument 44-102 – Shelf Distributions of the Canadian Securities Administrators (“NI 44-102”)), the underwriters, dealers or agents, as the case may be, may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of the Securities at a level other than those which otherwise might prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time. See “Plan of Distribution”.

The issued and outstanding Common Shares are listed and posted for trading on each of the Toronto Stock Exchange (the “TSX”) and the Peruvian Bolsa de Valores de Lima (the “BVL”) under the symbol “SMT”. On June 28, 2017, the last trading day prior to the date of this Prospectus, the closing price of the Common Shares on the TSX was C$3.25 and on the BVL was US$2.29.

Unless otherwise specified in the applicable Prospectus Supplement, each series or issue of Securities (other than Common Shares) will be a new issue of Securities with no established trading market. Accordingly, there is currently no market through which the Securities (other than Common Shares) may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation. See “Risk Factors”.

An investment in the Securities involves a high degree of risk. You should carefully read the “Risk Factors” section of this Prospectus for a more complete discussion of these risks.

No person is authorized by Sierra to provide any information or to make any representation other than as contained in this Prospectus in connection with the issue and sale of the Securities offered hereunder.

No underwriter, dealer or agent has been involved in the preparation of this Prospectus or performed any review of the contents hereof.

Sierra’s head and registered office is located at 79 Wellington Street West, Suite 2100, Toronto, Ontario M5K 1H1. The head office of the Corporation’s Mexican subsidiaries is located at Fernando de Borja No. 100, Col. San Felipe, Chihuahua, C.P. 31203, Mexico. The head office of the Corporation’s Peruvian subsidiaries is located at Av. Pedro de Osma, 450 Barranco, Lima, Perú.

iii

ABOUT THIS PROSPECTUS

Prospective investors should rely only on the information contained in or incorporated by reference in this Prospectus or any applicable Prospectus Supplement. References to this “Prospectus” include documents incorporated by reference herein. Sierra has not authorized anyone to provide any information that is different. The information in or incorporated by reference into this Prospectus is current only as of the date of this Prospectus or the date on the front of such other documents. It should not be assumed that the information contained in this Prospectus is accurate as of any other date. Sierra is not making an offer of these Securities in any jurisdiction where the offer is not permitted by law.

Before purchasing any Securities, prospective investors should carefully read both this Prospectus and any accompanying Prospectus Supplement prepared by Sierra, together with the additional information described under the headings “Documents Incorporated by Reference” and “Additional Information”.

When used in this Prospectus and in any Prospectus Supplement, the terms “Sierra” and “the Corporation” refer to Sierra Metals Inc. and its material subsidiaries, unless otherwise specified or the context otherwise requires. The term “management” in this Prospectus means those persons acting, from time to time, in the capacities of President and Chief Executive Officer and Chief Financial Officer of Sierra. Any statements in this Prospectus made by or on behalf of management are made in such persons’ capacities as officers of Sierra and not in their personal capacities.

Sierra may, from time to time, sell any combination of the Securities described in this Prospectus in one or more offerings up to an aggregate amount of C$75,000,000. This Prospectus provides a general description of the Securities that Sierra may offer. All information permitted under applicable laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of those Securities to which the Prospectus Supplement permits.

FINANCIAL INFORMATION AND EXCHANGE RATES

Unless otherwise noted herein and in the documents incorporated by reference, all dollar amounts refer to lawful currency of the United States. All references to “C$” or “Canadian dollars” are to the currency of Canada.

The following table sets out certain exchange rates based upon the noon rate published by the Bank of Canada. The rates are set out as United States dollars per C$1.00.

	Years Ended December 31,
	2016	2015
Low	$0.6854	$0.7148
High	$0.7972	$0.8527
Average	$0.7555	$0.7820
End	$0.7448	$0.7225

On June 28, 2017, the rate of exchange for the Canadian dollar, expressed in United States dollars, based on the Bank of Canada daily rate, was C$1.00 = $0.7657.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This Prospectus contains forward-looking information and statements within the meaning of applicable Canadian securities laws (herein referred to as “forward-looking statements”) that involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements or industry results to be materially different from any future results, performance or achievements or industry results expressed or implied by such forward-looking statements.

All information and statements in this Prospectus which are not statements of historical fact may be forward-looking statements. Such statements and information may be identified by looking for words such as “may”, “believe”, “could”, “expect”, “will”, “intend”, “should”, “plan”, “objective”, “predict”, “potential”, “project”, “anticipate”, “estimate”, “suggests”, “continuous” or similar words or the negative thereof or other comparable terminology, including references to assumptions. Such information may involve, but is not limited to, comments with respect to strategies, expectations, planned operations or future actions. Forward-looking statements included in this Prospectus include, but are not limited to, statements with respect to: the outlook of the business of Sierra; the competitive environment in which Sierra operates; the business strategy and objectives of Sierra; development plans of Sierra; Sierra’s ability to meet its current and future obligations; Sierra’s ability to execute its growth strategy; management’s assessment of future plans and operations; the intention and ability of Sierra to pay dividends on the Common Shares; the terms of the Securities and any offering made under this Prospectus; the plan of distribution of any Securities; the filing of and matters to be set out in one or more Prospectus Supplements; and the expected use of the proceeds from the sale of Securities under this Prospectus.

Readers are cautioned not to place undue reliance on forward-looking statements as there can be no assurance that the plans, intentions or expectations upon which they are based will occur. By their nature, forward-looking statements involve numerous assumptions, known and unknown risks and uncertainties, both general and specific, that contribute to the possibility that the predictions, forecasts, projections and other things contemplated by the forward-looking statements will not occur. Such forward-looking statements or information are based on a number of assumptions which may prove to be incorrect, including those assumptions listed below and those discussed elsewhere in this Prospectus. Some of the assumptions made by Sierra, upon which such forward-looking statements are based, include assumptions about: the business operations of Sierra continuing on a basis consistent with prior years; the ability of Sierra to access financing from time to time on favourable terms; the continuation of executive and operating management or the non-disruptive replacement of them on competitive terms; the ability of Sierra to maintain reasonably stable operating and general administrative expenses; the ability of Sierra to achieve milestones; market competition; the ability of Sierra to secure all necessary regulatory approvals; and currency, exchange and interest rates and commodity prices being reasonably stable at current rates.

Forward-looking statements reflect current expectations of management regarding future events and operating performance as of the date of this Prospectus. Such information: involves significant risks and uncertainties; should not be read as guarantees of future performance or results; and will not necessarily be accurate indications of whether or not such results will be achieved. A number of factors could cause actual results to differ materially from the results discussed in the forward-looking statements, including, but not limited to, risks inherent in the mining industry including environmental hazards, industrial accidents, unusual or unexpected geological formations, floods, labour disruptions, explosions, cave-ins, weather conditions and criminal activity; commodity price fluctuations; higher operating and/or capital costs; lack of available infrastructure; the possibility that future exploration, development or mining results will not be consistent with the Corporation’s expectations; risks associated with the estimation of mineral resources and the geology, grade and continuity of mineral deposits and the inability to replace reserves; fluctuations in the price of commodities used in the Corporation’s operations; risks related to foreign operations; changes in laws or policies, foreign taxation, delays or the inability to obtain necessary governmental permits; risks relating to outstanding borrowings; issues regarding title to the Corporation’s properties; risks related to environmental regulation; litigation risks; risks related to uninsured hazards; the impact of competition; volatility in the price of the Corporation’s securities; global financial risks; inability to attract or retain qualified employees; potential conflicts of interest; risks related to a controlling group of shareholders; dependence on third parties; differences in U.S. and Canadian reporting of mineral reserves and resources; claims under U.S. securities laws; potential dilutive transactions; foreign currency risks; risks related to business cycles; liquidity risks; reliance on internal control systems; and credit risks; the ability of Corporation to maintain its status as a “foreign private issuer” (“FPI”) (as defined under United States securities laws); the lack of trading history for the Common Shares in the United States and the difficulty in enforcing legal rights. See “Risk Factors”.

Although the forward-looking statements contained in this Prospectus are based upon what Sierra’s management believes to be reasonable assumptions, Sierra cannot assure investors that actual results will be consistent with such information. Forward-looking statements reflect management’s current beliefs and are based on information currently available to Sierra. Readers of this Prospectus are cautioned not to place undue reliance on Sierra’s forward-looking statements because a number of factors, such as those referred to in the paragraphs above, could cause actual future results, conditions, actions or events to differ materially from the targets, expectations, estimates or intentions expressed in the forward-looking statements contained in this Prospectus. The forward-looking statements are made as of the date of this Prospectus and Sierra assumes no obligation to update or revise such information to reflect new events or circumstances, except as may be required by applicable law.

CAUTIONARY NOTE TO UNITED STATES INVESTORS CONCERNING

MINERAL RESERVE AND RESOURCE ESTIMATES

This Prospectus has been prepared in accordance with the requirements of the securities laws in effect in Canada, which differ from the requirements of United States securities laws. The terms “mineral reserve”, “proven mineral reserve” and “probable mineral reserve” are Canadian mining terms as defined in accordance with National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”) of the Canadian Securities Administrators and the Canadian Institute of Mining, Metallurgy and Petroleum (the “CIM”) – CIM Definition Standards on Mineral Resources and Mineral Reserves, adopted by the CIM Council, as amended. These definitions differ from the definitions in the SEC’s Industry Guide 7 under the United States Securities Act of 1933, as amended. Under SEC Industry Guide 7 standards, mineralization may not be classified as a “reserve” unless the determination has been made that the mineralization could be economically and legally extracted at the time the reserve determination is made. As applied under SEC Industry Guide 7, a “final” or “bankable” feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves, and all necessary permits and government authorizations must be filed with the appropriate governmental authority.

In addition, the terms “mineral resource”, “measured mineral resource”, “indicated mineral resource” and “inferred mineral resource” are defined in and required to be disclosed by NI 43-101; however, these terms are not defined terms under SEC Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Investors are cautioned not to assume that all or any part of a mineral deposit in these categories will ever be converted into reserves. “Inferred mineral resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases. Investors are cautioned not to assume that all or any part of an inferred mineral resource exists or is economically or legally mineable. Disclosure of “contained ounces” in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute “reserves” by SEC Industry Guide 7 standards as in place tonnage and grade without reference to unit measures.

Accordingly, information concerning mineral deposits contained in or incorporated by reference into this Prospectus may not be comparable to similar information made public by U.S. companies subject to the reporting and disclosure requirements under the United States federal securities laws and the rules and regulations thereunder.

ADDITIONAL INFORMATION

The Corporation has filed with the SEC a registration statement on Form F-10 of which this Prospectus forms a part. This Prospectus does not contain all the information set out in the registration statement. For further information about the Corporation and the Securities, please refer to the registration statement, including the exhibits to the registration statement.

The Corporation is currently subject to the information requirements under Canadian securities laws and, upon the effectiveness of the registration statement, the Corporation will become subject to certain information requirements of the U.S. Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”) Consequently, Sierra files reports and other information with the securities regulatory authorities of certain of the provinces of Canada and will file reports and other information with the SEC. Under a multi-jurisdictional disclosure system adopted by the securities regulatory authorities in Canada and the United States, the Corporation may generally prepare these reports and other information in accordance with the disclosure requirements of Canada. These requirements are different from those of the United States. As an FPI, the Corporation is exempt from the rules under the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and officers, directors and principal shareholders of Sierra are exempt from the reporting and short-swing profit recovery provisions contained in Section

16 of the U.S. Exchange Act. In addition, the Corporation is not required to publish financial statements as promptly as United States companies.

The reports and other information to be filed by the Corporation with the SEC may be read and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Copies of the same documents can also be obtained from the public reference room of the SEC in Washington by paying a fee. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains a website (www.sec.gov) that makes available reports and other information that the Corporation files electronically with it, including the registration statement that Sierra has filed with respect hereto.

Copies of reports, statements and other information that the Corporation files with the applicable Canadian provincial securities regulatory authorities are available electronically on the System for Electronic Document Analysis and Retrieval (“SEDAR”) www.sedar.com.

ENFORCEABILITY OF CIVIL LIABILITIES

The Corporation exists under the federal laws of Canada, and all of its executive offices, administrative activities and assets are located outside the United States. In addition, certain of the directors and officers of the Corporation are residents of jurisdictions other than the United States and all or a substantial portion of the assets of those persons are or may be located outside the United States.

As a result, you may have difficulty serving legal process within your jurisdiction upon the Corporation or certain of its directors or officers, as applicable, or enforcing judgments obtained in courts in your jurisdiction against any of them or the assets of any of them located outside your jurisdiction, or enforcing against them in the appropriate Canadian court judgments obtained in courts of your jurisdiction, including, but not limited to, judgments predicated upon the civil liability provisions of the federal securities laws of the United States, or bringing an original action in the appropriate Canadian courts to enforce liabilities against the Corporation or any of its directors or officers, as applicable, based upon the United States federal securities laws.

In the United States, the Corporation filed with the SEC, concurrently with Sierra’s registration statement on Form F-10, an appointment of agent for service of process on Form F-X. Under such Form F-X, the Corporation appointed Cogency Global Inc. as its agent.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed with or delivered to securities commissions or similar authorities in the provinces of British Columbia, Alberta and Ontario. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of Sierra at 79 Wellington Street West, Suite 2100, Toronto, Ontario M5K 1H1 and are also available electronically on SEDAR at www.sedar.com.

As at the date hereof, the following documents of Sierra, filed with or delivered to the securities commissions or similar authorities in each of the provinces of British Columbia, Alberta and Ontario, are specifically incorporated by reference into and form an integral part of this Prospectus:

(a)	the amended and restated annual information form of Sierra dated June 29, 2017 in respect of its fiscal year ended December 31, 2016 (the “AIF”);

(b)	the audited consolidated financial statements of Sierra for its fiscal years ended December 31, 2016 and December 31, 2015, together with the notes thereto and the report of the auditors thereon (the “Annual Financial Statements”);

(c)	the management’s discussion and analysis of Sierra for its fiscal year ended December 31, 2016;

(d)	the unaudited condensed interim consolidated financial statements of Sierra for the three month period ended March 31, 2017 (the “Interim Financial Statements”);

(e)	the management’s discussion and analysis of Sierra for the three month period ended March 31, 2017;

(f)	the management information circular of Sierra dated May 15, 2017 prepared in connection with the Corporation’s annual meeting of shareholders to be held on June 14, 2017;

(g)	the amended and restated management information circular of Sierra dated August 26, 2016 prepared in connection with the Corporation’s special meeting of shareholders held on September 27, 2016; and

(h)	the management information circular of Sierra dated January 12, 2017 prepared in connection with the Corporation’s special meeting of shareholders held on February 16, 2017.

Any document of the type referred to in the preceding paragraph (excluding confidential material change reports), and all other documents of the type required by National Instrument 44-101 – Short Form Prospectus Distributions of the Canadian Securities Administrators to be incorporated by reference in this Prospectus, filed by Sierra with a securities commission or similar regulatory authority in Canada after the date of this Prospectus and prior to the termination of any offering of Securities hereunder shall be deemed to be incorporated by reference into this Prospectus. Upon a new annual information form and the related annual financial statements being filed by Sierra with, and where required, accepted by, the applicable securities regulatory authorities during the currency of this Prospectus, the previous annual information form, including all amendments thereto, the previous annual financial statements and all interim unaudited financial statements (including any management’s discussion and analysis related thereto), material change reports and information circulars filed prior to the commencement of the fiscal year in which the new annual information is filed, shall be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of Securities hereunder.

Any similar document filed by the Corporation with, or furnished by the Corporation to, the SEC pursuant to Section 13(a), or 15(d) of the U.S. Exchange Act, after the date of this Prospectus shall be deemed to be incorporated by reference in this Prospectus and filed as exhibits to the registration statement of which this Prospectus forms a part (in the case of any Report on Form 6-K, if and to the extent provided in such report).

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be considered in its unmodified or superseded form to constitute part of this Prospectus; rather only such statement as so modified or superseded shall be considered to constitute part of this Prospectus.

A Prospectus Supplement containing the specific terms of any Securities offered thereunder will be delivered to purchasers of such Securities together with this Prospectus to the extent required under applicable securities laws and will be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement solely for the purposes of the Securities offered hereunder and thereunder.

Any “template version” of “marketing materials” (as such terms are defined in National Instrument 41-101 – General Prospectus Requirements of the Canadian Securities Administrators) pertaining to a distribution of Securities, and filed by Sierra after the date of the Prospectus Supplement for the distribution and before termination of the distribution of such Securities, will be deemed to be incorporated by reference in that Prospectus Supplement for the purposes of the distribution of Securities to which the Prospectus Supplement pertains.

ABOUT SIERRA

The following is a summary of information pertaining to Sierra and does not contain all the information about Sierra that may be important to prospective investors. Prospective investors should read the more detailed information including, but not limited to, the AIF, financial statements and related notes, that are incorporated by reference into and are considered to be a part of this Prospectus.

General

The Corporation was incorporated under the Canada Business Corporations Act (the “CBCA”) on April 11, 1996 under the corporate name “Line Islands Exploration Inc.” The articles of the Corporation were amended by a certificate of amendment dated December 9, 1999 changing the corporate name to “Dia Bras Exploration Inc.” The Corporation changed its name to “Sierra Metals Inc.” by a certificate of amendment dated December 5, 2012. On June 19, 2014, the Corporation’s articles were further amended to provide that meetings of shareholders may be held in (i) Canada, (ii) the United States of America or (iii) any city, municipality or other country in which the Corporation is doing business.

The outstanding Common Shares are listed and posted for trading on each of the TSX and the BVL under the symbol “SMT”.

Sierra’s head and registered office is located at 79 Wellington Street West, Suite 2100, Toronto, Ontario M5K 1H1. The head office of the Corporation’s Mexican subsidiaries is located at Fernando de Borja No. 100, Col. San Felipe, Chihuahua, C.P. 31203, Mexico. The head office of the Corporation’s Peruvian subsidiaries is located at Av. Pedro de Osma, 450 Barranco, Lima, Perú.

Corporate Structure

The Corporation carries on a significant portion of its business through a number of direct and indirect subsidiaries, as follows:

Summary Description of Business

Sierra is a mining company focused on the production, exploration and development of precious and base metals in Perú and Mexico. The Corporation’s strategic focus is to continue being a profitable, low-cost, mid-tier precious and base metals producer. The Corporation plans to continue growing its production base through exploration investments within its properties.

The Corporation has mining properties at several stages of development and manages its business on the basis of the geographical location of its mining projects. The Peruvian Operation (Perú) includes the Yauricocha mine (the “Yauricocha Mine”), its near-mine concessions, and the Peruvian exploration and early stage properties currently held through Plexmar Resources Inc. (“Plexmar”) (see “Recent Developments”). The Mexican Operation (Mexico) includes the Bolivar mine (the “Bolivar Mine”) and the Cusi mine (the “Cusi Mine” and together with the Yauricocha Mine and the Bolivar Mine, the “Material Properties”) both located in the Chihuahua State, Mexico, its near-mine concessions and the Mexican exploration and early stage properties.

For a further description of the business of the Corporation, see the sections entitled “General Development of the Business” and “Description of the Business” in the AIF.

Recent Developments

Spin-off of Cautivo Mining Inc.

On January 13, 2017, the Corporation announced that its wholly-owned subsidiary, Cautivo Mining Inc. (“Cautivo”), had filed a preliminary prospectus with the securities regulatory authorities in each of the provinces and territories of Canada, other than Québec, for the purpose of qualifying the distribution by the Corporation to holders of its Common Shares of all of the issued and outstanding common shares (“Cautivo Shares”) in the capital of Cautivo (the “Distribution”) as a return of capital and in order for Cautivo to effect a rights offering under which recipients of Cautivo Shares under the Distribution will be entitled to purchase additional Cautivo Shares. On April 13, 2017, Cautivo filed an amended and restated preliminary prospectus dated April 13, 2017 in connection with the Distribution (the “Preliminary Prospectus”).

Cautivo was incorporated by the Corporation on December 6, 2016 for the purpose of completing the Distribution. On November 14, 2012, the Corporation acquired all of the outstanding shares of Plexmar pursuant to a plan of arrangement. The Corporation has made loans to Plexmar and its subsidiary in the aggregate amount of approximately US$4.8 million (the “Loans”). Immediately prior to the completion of the Distribution, the Corporation intends to transfer to Cautivo all of the outstanding shares of Plexmar and the Loans in exchange for Cautivo Shares which will then be distributed to the holders of Common Shares. There can be no assurance that the Distribution will be completed on the terms set out in the Preliminary Prospectus or at all.

On February 16, 2017, the Corporation’s shareholders approved a reduction in the stated capital of the Common Shares to enable the Corporation to effect the Distribution as a tax-free return of capital.

Management Changes

On March 29, 2017, the Corporation announced that Mark Brennan tendered his resignation as President and Chief Executive Officer of the Corporation. Mr. Brennan also resigned as director of the Corporation.

On April 6, 2017, the Corporation announced the appointment of Igor Gonzales as President and Chief Executive Officer, effective May 1, 2017.

NYSE MKT Listing

On June 21, 2017, the Corporation applied to list the Common Shares on the NYSE MKT. Listing on the NYSE MKT will be subject to the Corporation fulfilling all the listing requirements of such exchange.

CONSOLIDATED CAPITALIZATION

There has been no material change in the capitalization of Sierra since March 31, 2017, the date of the Interim Financial Statements, being the most recently filed financial statements of the Corporation.

DESCRIPTION OF SECURITIES

The following is a brief summary of certain general terms and provisions of the Securities as at the date of this Prospectus. The summary does not purport to be complete and is indicative only. The specific terms of any Securities to be offered under this Prospectus, and the extent to which the general terms described in this Prospectus apply to such Securities, will be set forth in the applicable Prospectus Supplement. Moreover, a Prospectus Supplement relating to a particular offering of Securities may include terms pertaining to the Securities being offered thereunder that are not within the terms and parameters described in this Prospectus.

Description of Common Shares

The following is a brief summary of the material attributes of the Common Shares. This summary does not purport to be complete. For full particulars and additional details on the Common Shares, reference should be made to Sierra’s articles, a copy of which is available electronically on SEDAR at www.sedar.com.

The authorized capital of Sierra consists of an unlimited number of Common Shares without par value. The holders of Common Shares are entitled to one vote per share at all meetings of shareholders of Sierra. Holders of Common Shares are entitled to dividends, if and when declared by the Board, and to the distribution of the residual assets of Sierra in the event of the liquidation, dissolution or winding-up of Sierra. The Common Shares do not carry any pre-emptive, subscription, redemption or conversion rights.

Description of Warrants

The following is a brief summary of certain general terms and provisions of the Warrants that may be offered pursuant to this Prospectus. This summary does not purport to be complete. The particular terms and provisions of the Warrants as may be offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement pertaining to such offering of Warrants, and the extent to which the general terms and provisions described below may apply to such Warrants will be described in the applicable Prospectus Supplement.

Warrants may be offered separately or together with other Securities, as the case may be. Each series of Warrants may be issued under a separate warrant indenture or warrant agency agreement to be entered into between Sierra and one or more banks or trust companies acting as Warrant agent or may be issued as stand-alone contracts. The applicable Prospectus Supplement will include details of the Warrant agreements, if any, governing the Warrants being offered. The Warrant agent, if any, will be expected to act solely as the agent of Sierra and will not assume a relationship of agency with any holders of Warrant certificates or beneficial owners of Warrants. The following sets forth certain general terms and provisions of the Warrants that may be offered under this Prospectus. The specific terms of the Warrants, and the extent to which the general terms described in this section apply to those Warrants, will be set forth in the applicable Prospectus Supplement.

A copy of any warrant indenture or any warrant agency agreement relating to an offering of Warrants will be filed by Sierra with the relevant securities regulatory authorities in Canada after it has been entered into by Sierra.

Each applicable Prospectus Supplement will set forth the terms and other information with respect to the Warrants being offered thereby, which may include, without limitation, the following (where applicable):

•	the designation of the Warrants;

•	the aggregate number of Warrants offered and the offering price;

•	the designation, number and terms of the other Securities purchasable upon exercise of the Warrants, and procedures that will result in the adjustment of those numbers;

•	the exercise price of the Warrants;

•	the dates or periods during which the Warrants are exercisable;

•	the designation and terms of any securities with which the Warrants are issued;

•	if the Warrants are issued as a unit with another Security, the date on and after which the Warrants and the other Security will be separately transferable;

•	any minimum or maximum amount of Warrants that may be exercised at any one time;

•	whether such Warrants will be listed on any securities exchange;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the Warrants;

•	certain material United States and Canadian tax consequences of owning the Warrants; and

•	any other material terms and conditions of the Warrants.

Description of Units

The following is a brief summary of certain general terms and provisions of the Units that may be offered pursuant to this Prospectus. This summary does not purport to be complete. The particular terms and provisions of the Units as may be offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement pertaining to such offering of Units, and the extent to which the general terms and provisions described below may apply to such Units will be described in the applicable Prospectus Supplement.

Sierra may issue Units comprised of one or more of the other Securities described herein in any combination.

Each Unit may be issued so that the holder of the Unit is also the holder of each Security included in the Unit. Thus, the holder of a Unit may have the rights and obligations of a holder of each included Security. Any Unit agreement under which a Unit may be issued may provide that the Securities included in the Unit may not be held or transferred separately at any time or at any time before a specified date.

Each applicable Prospectus Supplement will set forth the terms and other information with respect to the Units being offered thereby, which may include, without limitation, the following (where applicable):

•	the designation, number and terms of the Units and of the Securities comprising the Units, including whether and under what circumstances those Securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the Securities comprising the Units;

•	certain material United States and Canadian tax consequences of owning the Securities comprising the Units; and

•	any other material terms and conditions of the Units.

The preceding description and any description of Units in an applicable Prospectus Supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to any Unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such Units.

Description of Subscription Receipts

The following is a brief summary of certain general terms and provisions of the Subscription Receipts that may be offered pursuant to this Prospectus. This summary does not purport to be complete. The particular terms and provisions of the Subscription Receipts as may be offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement pertaining to such offering of Subscription Receipts, and the extent to which the general terms and provisions described below may apply to such Subscription Receipts will be described in the applicable Prospectus Supplement.

Subscription Receipts may be offered separately or together with other Securities, as the case may be. The Subscription Receipts may be issued under a subscription receipt agreement.

The applicable Prospectus Supplement will include details of any subscription receipt agreement covering the Subscription Receipts being offered. A copy of any subscription receipt agreement relating to an offering of Subscription Receipts will be filed by Sierra with the relevant securities regulatory authorities in Canada after Sierra has entered into it. The specific terms of the Subscription Receipts, and the extent to which the general terms described in this section apply to those Subscription Receipts, will be set forth in the applicable Prospectus Supplement. This description may include, without limitation, the following (where applicable):

•	the number of Subscription Receipts;

•	the price at which the Subscription Receipts will be offered;

•	the terms, conditions and procedures for the conversion of the Subscription Receipts into other Securities;

•	the designation, number and terms of the other Securities that may be exchanged upon conversion of each Subscription Receipt;

•	the designation, number and terms of any other Securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each Security;

•	terms applicable to the gross or net proceeds from the sale of the Subscription Receipts plus any interest earned thereon;

•	certain material United States and Canadian tax consequences of owning the Subscription Receipts; and

•	any other material terms and conditions of the Subscription Receipts.

PRIOR SALES

Information in respect of the Common Shares that were issued within the previous 12 month period, Common Shares that were issued upon the exercise of options or upon the vesting of restricted share units, and in respect of the grant of options or restricted share units to acquire Common Shares, will be provided as required in a Prospectus Supplement with respect to the issuance of Securities pursuant to such Prospectus Supplement.

MARKET FOR SECURITIES

The outstanding Common Shares are listed and posted for trading in Canada on the TSX and in Perú on the BVL in each case under the symbol “SMT”. Trading price and volume of the Common Shares will be provided as required in each Prospectus Supplement.

DIVIDENDS

Sierra has not paid any dividends on its Common Shares since the beginning of its most recently completed financial year. While Sierra is not restricted from paying dividends other than pursuant to certain solvency tests prescribed under the CBCA, Sierra does not intend to pay dividends on any of its Common Shares in the foreseeable future.

USE OF PROCEEDS

Unless otherwise indicated in a Prospectus Supplement relating to a particular offering of Securities, the Corporation intends to use the net proceeds from the sale of Securities for general working capital purposes, and for one or more other general corporate purposes including to complete corporate acquisitions, to, directly or indirectly, finance future growth opportunities and to repay existing or future indebtedness. More detailed information regarding the use of proceeds, and the amount of net proceeds to be used for any such purposes will be set forth in any applicable Prospectus Supplement. The Corporation may invest net proceeds which it does not immediately use. Such investments may include short-term marketable investment grade securities.

PLAN OF DISTRIBUTION

Sierra may, from time to time, during the 25-month period that this Prospectus, including any amendments and supplements thereto, remains valid, offer for sale and issue Securities up to an aggregate of C$75,000,000.

Sierra may offer and sell Securities directly to one or more purchasers, through agents, or through underwriters or dealers designated by Sierra from time to time. Each Prospectus Supplement will set forth the terms of the offering, including the name or names of any underwriters, dealers or agents and any fees or compensation payable to them in connection with the offering and sale of a particular series or issue of Securities, the public offering price or prices of the Securities and the proceeds to Sierra from the sale of the Securities.

The Securities may be sold, from time to time in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, including in transactions that are deemed to be “at-the-market distributions” as defined in NI 44-102, including sales made directly on the TSX or other existing trading markets for the Securities. The prices at which the Securities may be offered may vary as between purchasers and during the period of distribution. If, in connection with the offering of Securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the Securities at the initial offering price fixed in the applicable Prospectus Supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial public offering price fixed in such Prospectus Supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid by the underwriters to Sierra.

Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with Sierra to indemnification by Sierra against certain liabilities, including liabilities under Canadian and United States securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may engage in transactions with, or perform services for, Sierra in the ordinary course of business.

In connection with any offering of Securities, other than an “at-the-market distribution”, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. No underwriter or dealer involved in an “at the market distribution”, as defined in NI 44-102, no affiliate of such an underwriter or dealer and no person acting jointly or in concert with such an underwriter or dealer will over allot Securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Securities. In the event that the Corporation determines to pursue an “at-the-market” offering in Canada, the Corporation shall apply for the applicable exemptive relief from the Canadian securities commissions and will not undertake such an “at-the-market” offering in Canada unless and until such relief is obtained.

Unless otherwise specified in the applicable Prospectus Supplement, Sierra does not intend to list any of the Securities other than the Common Shares on any securities exchange. Unless otherwise specified in the applicable

Prospectus Supplement, Subscription Receipts, Units and Warrants will not be listed on any securities exchange. Consequently, unless otherwise specified in the applicable Prospectus Supplement, there is no market through which the Subscription Receipts, Units and Warrants may be sold and purchasers may not be able to resell any such Securities purchased under this Prospectus. This may affect the pricing of the Subscription Receipts, Units and Warrants in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation. No assurances can be given that a market for trading in Securities of any series or issue will develop or as to the liquidity of any such market, whether or not the Securities are listed on a securities exchange. See “Risk Factors”.

MATERIAL TAX CONSIDERATIONS

Owning any of the Corporation’s securities may subject you to tax consequences both in the United States and Canada.

Although the applicable Prospectus Supplement may describe certain Canadian and United States federal income tax consequences of the acquisition, ownership and disposition of any securities offered under this Prospectus by an initial investor, the Prospectus Supplement may not describe these tax consequences fully. You should consult your own tax adviser with respect to your particular circumstances.

RISK FACTORS

Before deciding to invest in any Securities, prospective purchasers of the Securities should consider carefully the risk factors and the other information contained and incorporated by reference in this Prospectus and the applicable Prospectus Supplement relating to a specific offering of Securities before purchasing the Securities. An investment in the Securities offered hereunder is speculative and involves a high degree of risk. Information regarding the risks affecting Sierra and its business is provided in the documents incorporated by reference in this Prospectus, including the AIF under the heading “Risk Factors”. See “Documents Incorporated by Reference” and “Additional Information”.

No Assurance of Active or Liquid Market

No assurance can be given that an active or liquid trading market for the Common Shares will be sustained. If an active or liquid market for the Common Shares fails to be sustained, the prices at which such Securities trade may be adversely affected. Whether or not the Common Shares will trade at lower prices depends on many factors, including the liquidity of the Common Shares, prevailing interest rates, the markets for similar securities, general economic conditions and Sierra’s financial condition, historic financial performance and future prospects.

There is currently no market through which the Securities (other than the Common Shares) may be sold and purchasers may not be able to resell such securities. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such securities and the extent of issuer regulation.

Public Markets and Share Prices

The market price of the Common Shares and any other Securities offered hereunder that become listed and posted for trading on the TSX, the BVL or any other stock exchange could be subject to significant fluctuations in response to variations in Sierra’s operating results or other factors. In addition, fluctuations in the stock market may adversely affect the market price of the Common Shares and any other Securities offered hereunder that become listed and posted for trading on the TSX, the BVL or any other stock exchange regardless of the operating performance of Sierra. Securities markets have also experienced significant price and volume fluctuations from time to time. In some instances, these fluctuations have been unrelated or disproportionate to the operating performance of issuers. Market fluctuations may adversely impact the market price of the Common Shares and any other Securities offered hereunder that become listed and posted for trading on the TSX, the BVL or any other stock exchange. There can be no assurance of the price at which the Common Shares and any other Securities offered hereunder that become listed and posted for trading on the TSX, the BVL or any other stock exchange will trade.

Additional Issuances and Dilution

The Corporation may issue and sell additional of its securities to finance its operations. Sierra cannot predict the size or type of future issuances of securities of Sierra or the effect, if any, that future issuances and sales of securities will have on the market price of any securities of Sierra issued and outstanding from time to time. Sales or issuances of substantial amounts of securities of Sierra, or the perception that such sales could occur, may adversely affect prevailing market prices for securities of Sierra issued and outstanding from time to time. With any additional sale or issuance of securities of Sierra, holders will suffer dilution with respect to voting power and may experience dilution in Sierra’s earnings per share. Moreover, this Prospectus may create a perceived risk of dilution resulting in downward pressure on the price of Sierra’s issued and outstanding Common Shares, which could contribute to progressive declines in the prices of such securities.

Sierra has Broad Discretion in the Use of the Net Proceeds from an Offering

Management of Sierra will have broad discretion with respect to the application of net proceeds received by Sierra from the sale of Securities under this Prospectus or a future Prospectus Supplement and may spend such proceeds in ways that do not improve Sierra’s results of operations or enhance the value of the Common Shares or its other securities issued and outstanding from time to time. Any failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on Sierra’s business or cause the price of the securities of Sierra issued and outstanding from time to time to decline.

As an FPI, Sierra is Subject to Different United States Securities Laws and Rules Than a Domestic United States Issuer

The Corporation is an FPI. As a result, although upon effectiveness of the registration statement, Sierra will become subject to the informational requirements of the U.S. Exchange Act, as an FPI, Sierra will be exempt from certain informational requirements of the U.S. Exchange Act to which domestic issuers in the United States are subject, including an annual report on Form 10-K, quarterly report on Form 10-Q, current reports on Form 8-K upon the occurrence of certain material events and the proxy rules under Section 14 of the U.S. Exchange Act. In addition, as an FPI, the Corporation is exempt from the proxy solicitation rules under the U.S. Exchange Act. Furthermore, the insider reporting and short-profit provisions under Section 16 of the U.S. Exchange Act will not be applicable to Sierra; therefore, its shareholders may not know on as timely a basis when the Corporation’s officers, directors and principal shareholders purchase or sell Common Shares, as the reporting periods under the corresponding Canadian insider reporting requirements are longer.

The Corporation May Lose its FPI Status in the Future

Because a majority of the Common Shares are directly or indirectly owned by residents of the United States, in order for the Corporation to maintain its current status as an FPI, it must satisfy all of the additional requirements necessary to preserve this status, which are that a majority of its executive officers or directors may not be United States citizens or residents; more than 50% of the Corporation’s assets may not be located in the United States and the Corporation’s business may not be administered principally in the United States. The Corporation may in the future lose its FPI status if a majority of the Common Shares are held in the United States and it fails to meet the additional requirements necessary to avoid loss of FPI status. If the Corporation is not an FPI, it would not be eligible to use certain foreign issuer forms and would be required to file periodic and current reports and registration statements on United States domestic issuer forms with the SEC, which are more detailed and extensive than the forms available to an FPI. In addition, the Corporation may lose the ability to rely upon exemptions from certain corporate governance requirements that are available to FPIs. Further, if the Corporation engages in capital raising activities after losing its FPI status, there is a higher likelihood that investors may require it to file resale registration statements with the SEC as a condition to any such financing.

PFIC Status

Based upon the nature of the Corporation’s current business activities, the Corporation does not believe it was a “passive foreign investment company” (“PFIC”) for U.S. income tax purposes for its 2016 fiscal year, and does not expect to be a PFIC in its current taxation year. However, the tests for determining PFIC status are based upon the composition of the income and assets of the Corporation and its subsidiaries and affiliates from time to time, and it is difficult to make accurate predictions of future income and assets. Accordingly, there can be no assurance that the Corporation will not become a PFIC in the future. A non-U.S. corporation generally will be considered a PFIC for any taxable year if either: (i) at least 75% of its gross income is passive income; or (ii) at least 50% of the value of its assets is attributable to assets that produce or are held for the production of passive income (which generally includes cash). It is difficult to make accurate predictions of future income and assets, which are relevant to the determination of PFIC status. If the Corporation were to be treated as a PFIC for any taxation year, such characterization could result in adverse U.S. income tax consequences to certain investors in the Corporation in the United States.

The Common Shares Have no Prior Trading History in the United States, and an Active Market may not Develop

The Common Shares are currently listed in Canada on the TSX and in Perú on the BVL, but are not currently listed on any United States stock exchange, so there has been a limited public market in the United States for the Common Shares. As liquidity and trading patterns of securities listed on the TSX may be substantially different from those of securities listed on a stock exchange in the United States, historical trading prices may not be indicative of the prices at which the Common Shares may trade in the future if and when they are listed on a stock exchange in the United States. There is no guarantee that the Common Shares will be listed on a stock exchange in the United States or, if such a listing is obtained, that an active trading market for the Common Shares will develop or be sustained in the United States following the listing. If an active market for the Common Shares does not develop, it may be difficult for United States shareholders to sell their Common Shares without depressing the market price for such shares, or at all.

Difficulty in Enforcement of Legal Rights

The majority of the Corporation’s material subsidiaries are organized under the laws of Peru or Mexico. Accordingly, it may be difficult for investors to enforce within Canada any judgments obtained against the Corporation, including judgments predicated upon the civil liability provisions of applicable Canadian securities laws or otherwise. Consequently, investors may be effectively prevented from pursuing remedies against the Corporation under Canadian securities laws or otherwise.

Certain of the Corporation’s directors, management and personnel reside outside of Canada and substantially all of the assets of these persons are located outside of Canada. It may not be possible for shareholders to effect service of process against the Corporation’s directors and officers who are not resident in Canada. In the event a judgment is obtained in a Canadian court against one or more of the Corporation’s directors or officers for violations of Canadian securities laws or otherwise, it may not be possible to enforce such judgment against those directors and officers not resident in Canada. Additionally, it may be difficult for an investor, or any other person or entity, to assert Canadian securities law or other claims in original actions instituted in a foreign jurisdiction such as the United States, Peru or Mexico. Courts in these jurisdictions may refuse to hear a claim based on a violation of Canadian securities laws or otherwise on the grounds that such jurisdiction is not the most appropriate forum to bring such a claim. Even if a foreign court agrees to hear a claim, it may determine that the local law, and not Canadian law, is applicable to the claim. If Canadian law is found to be applicable, the content of applicable Canadian law must be proven as a fact, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by foreign law.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for the Common Shares is Computershare Investor Services Inc. at its principal office in Montreal, Québec.

LEGAL MATTERS

Unless otherwise specified in a Prospectus Supplement relating to any Securities offered, certain legal matters in connection with the offering of Securities will be passed upon on behalf of Sierra by Baker & McKenzie LLP. In addition, certain legal matters in connection with any offering of Securities will be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of the offering by such underwriters, dealers or agents, as the case may be.

SCIENTIFIC AND TECHNICAL INFORMATION

Unless otherwise indicated, the scientific and technical information contained or incorporated into this Prospectus has been derived from or is based on the following documents: (i) the report entitled “NI 43-101 Technical Report on Resources and Reserves, Yauricocha Mine, Yauyos Province, Peru” dated September 9, 2016 (the “Yauricocha Technical Report”) prepared by Qualified Persons, Matthew Hastings (MSc Geology, MAusIMM), Jon Larson (BS Mining Engineering, MBA, MAusIMM, MMSAQP), Jeff Osborn (BEng Mining, MMSAQP), Fernando Rodrigues (BS Mining, MBA, MAusIMM, MMSAQP), Daniel H. Sepulveda (B.Sc. Metallurgist, SME-RM) and John Tinucci (PhD, PE) of SRK Consulting (U.S.) Inc. (“SRK”); (ii) the report entitled “NI 43-101 Technical Report on Resources and Reserves, Bolivar Mine, Mexico” dated April 6, 2017 (the “Bolivar Technical Report”) prepared by Qualified Persons, Matthew Hastings (MSc Geology, MAusIMM), Jon Larson (BS Mining Engineering, MBA, MAusIMM, MMSAQP), Jeff Osborn (BEng Mining, MMSAQP), Daniel H. Sepulveda (B.Sc. Metallurgist, SME-RM), John Tinucci (PhD, PE) and Mark Willow (MSc, CEM, SME-RM) of SRK; and (iii) the report entitled “Amended NI 43-101 Technical Report on Resources, Cusi Mine, Mexico” dated June 29, 2017 (the “Cusi Technical Report” and together with the Yauricocha Technical Report and the Bolivar Technical Report, the “Technical Reports”) prepared by Qualified Persons, Matthew Hastings (MSc Geology, MAusIMM (CP)), Fernando Rodrigues (BS Mining, MBA, MMSAQP), Daniel H. Sepulveda (B.Sc. Metallurgist, SME-RM), and Mark Willow (MSc, CEM, SME-RM) of SRK. The authors of the Technical Reports are each “qualified persons” for the purposes of NI 43-101. Readers should consult the Technical Reports to obtain further particulars regarding the Material Properties. Each of the Technical Reports is incorporated by reference into the AIF and is available electronically on SEDAR at www.sedar.com.

INTERESTS OF EXPERTS

The following persons or companies are named as having prepared or certified a report, valuation, statement or opinion in this Prospectus, either directly or in a document incorporated herein by reference, and whose profession or business gives authority to the report, valuation, statement or opinion made by the expert.

Neither Matthew Hastings, Jon Larson, Jeff Osborn, Fernando Rodrigues, Daniel H. Sepulveda, John Tinucci nor Mark Willow, each being persons who have authorized or contributed to the preparation of the Technical Reports, received or has received a direct or indirect interest in the property of the Corporation or of any associate or affiliate of the Corporation. As of the date hereof, to the knowledge of Sierra, the aforementioned persons, beneficially own, directly or indirectly, individually, less than 1% of the securities of the Corporation. None of such aforementioned persons are currently expected to be elected, appointed or employed as a director, officer or employee of the Corporation or of any associate or affiliate of the Corporation.

Gordon Babcock P. Eng., the Chief Operating Officer of the Corporation, is named in the AIF as having prepared the Yauricocha Mine consolidated mineral reserve estimate as of December 31, 2016 under the heading “Material Mineral Properties - Yauricocha Mine, Peru” in the AIF. As of the date hereof, Gordon Babcock holds 31,147 Common Shares and 265,221 restricted share units of the Corporation.

The Annual Financial Statements have been audited by PricewaterhouseCoopers LLP, Chartered Professional Accountants and Licensed Public Accountants, as set forth in their report, which report expresses an unqualified opinion on such financial statements. The Audited Financial Statements have been incorporated by reference into this Prospectus in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. PricewaterhouseCoopers LLP is independent of Sierra within the meaning of the Rules of Professional Conduct of the Chartered Professional Accountants of Ontario.

ENFORCEMENT OF JUDGMENTS AGAINST FOREIGN PERSONS OR COMPANIES

Philip Renaud, J. Alberto Arias, Igor Gonzales and Dionisio Romero Paoletti are directors of the Corporation who reside outside of Canada. In addition, Gordon Babcock, Chief Operating Officer of the Corporation, who prepared the Yauricocha consolidated mineral reserve estimate as of December 31, 2016 contained in the AIF, resides outside of Canada. Each of the foregoing persons (other than Alberto Arias) has appointed the Corporation, 179 Wellington Street West, Suite 2100, Toronto, Ontario M5K 1H1 as his agent for service of process. Alberto Arias has appointed Stikeman Elliott LP, 5300 Commerce Court West, 199 Bay Street, Toronto, ON M5L 1B9, Canada, as his agent for service of process. In addition, Matthew Hastings, Jeff Osborn, Fernando Rodrigues, John Tinucci, Mark Willow and Jon Larson, each of whom is a named expert, resides outside of Canada and each has appointed SRK Consulting (Canada) Inc., 22nd Floor, 1066 West Hastings Street, Vancouver, BC, V6E 3X2, Canada as his agent for service of process.

Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that resides outside of Canada or is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction, even if the party has appointed an agent for service of process.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been filed or will be filed with the SEC as part of the registration statement to which this Prospectus forms a part: (i) the documents listed under “Documents Incorporated by Reference”; (ii) the consent of the Corporation’s auditors, PricewaterhouseCoopers LLP; (iii) the consent of Baker McKenzie LLP, counsel to the Corporation; (iv) the consents of Matthew Hastings, Jon Larson, Jeff Osborn, Fernando Rodrigues, Daniel H. Sepulveda, John Tinucci and Mark Willow, being the authors of the Technical Reports; (v) the consent of Gordon Babcock, having prepared the Yauricocha consolidated mineral reserve estimate as of December 31, 2016 contained in the AIF; and (vi) powers of attorney from the Corporation’s directors and officers included on the signature pages of the registration statement.

PURCHASERS’ STATUTORY RIGHTS

Securities legislation in certain of the provinces of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may be exercised within two business days after receipt or deemed receipt of a prospectus and any amendment. In several of the provinces, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, revision of the price or damages if the prospectus and any amendment contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission, revision of the price or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of these rights or consult with a legal adviser.

Original purchasers of Securities which are convertible or exchangeable into other securities of the Corporation will have a contractual right of rescission against the Corporation in respect of the conversion or exchange of such convertible or exchangeable Securities. The contractual right of rescission will entitle such original purchasers to receive upon surrender of the underlying securities issued upon conversion, exchange or exercise of such Securities, the amount paid for the Securities (and any additional amount paid upon conversion, exchange or exercise), in the event that this Prospectus, the relevant Prospectus Supplement or an amendment contains a misrepresentation, provided that: (i) the conversion or exchange takes place within 180 days of the date of the purchase of the Securities which are convertible or exchangeable under this Prospectus; and (ii) the right of rescission is exercised within 180 days of the date of the purchase of the Securities which are convertible or exchangeable under this Prospectus. This contractual right of rescission will be consistent with the statutory right of rescission described under Section 130 of the Securities Act (Ontario), and is in addition to any other right or remedy available to original purchasers under Section 130 of the Securities Act (Ontario) or otherwise at law.

In an offering of Securities that are convertible, exchangeable or exercisable into other securities of Sierra, investors are cautioned that the statutory right of action for damages for a misrepresentation contained in the prospectus is limited, in certain provincial securities legislation, to the price at which such Securities are offered to the public under the prospectus offering. This means that, under the securities legislation of certain provinces, if the purchaser pays additional amounts upon the conversion, exchange or exercise of the Security, those amounts may not be recoverable under the statutory right of action for damages that applies in those provinces. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of this right of action for damages or consult with a legal adviser.

CERTIFICATE OF THE CORPORATION

Dated: June 29, 2017

This short form base shelf prospectus, together with the documents incorporated in this prospectus by reference, constitutes full, true and plain disclosure of all material facts relating to the securities offered by this prospectus as required by the securities legislation of each of the provinces of British Columbia, Alberta and Ontario.

(Signed) Igor Gonzales	(Signed) Ed Guimaraes
Chief Executive Officer	Chief Financial Officer

On Behalf of the Board of Directors

(Signed) Alberto Arias	(Signed) Douglas Cater
Director	Director

C-1

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO

OFFEREES OR PURCHASERS

INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Under the Canada Business Corporations Act (the “CBCA”), the Registrant may indemnify a present or former director or officer of the Registrant or another individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity. The Registrant may not indemnify an individual unless the individual acted honestly and in good faith with a view to the best interests of the Registrant, or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Registrant’s request and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful. The indemnification may be made in connection with an action by or on behalf of the Registrant or other entity to procure a judgment in its favor, to which the individual is made a party because of the individual’s association with the Registrant or other entity as described above only with court approval. The aforementioned individuals are entitled to indemnification from the Registrant in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual’s association with the Registrant or other entity as described above if the individual was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual described above ought to have done provided the individual fulfills the conditions set out above. The Registrant may advance moneys to an individual described above for the costs, charges and expenses of a proceeding described above; however, the individual shall repay the moneys if the individual does not fulfill the conditions set out above.

The by-laws of the Registrant provide that, except in respect of an action by or on behalf of the Registrant or another corporation of which the Registrant was a shareholder or creditor (“Another Body Corporate”), the Registrant shall indemnify each director and officer of the Registrant and each former director and officer of the Registrant and each person who acts or acted at the Registrant’s request as a director or officer of Another Body Corporate, and the individual’s heirs and legal representatives, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal or administrative action or proceeding to which the individual is made a party by reason of being or having been a director or officer of the Corporation or Another Body Corporate, as the case may be, if the individual acted honestly and in good faith with a view to the best interests of the Corporation; and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful.

In addition to the indemnification provisions included in its by-laws the Registrant maintains indemnification agreements with individuals that are or have been officers or directors of the Registrant. These indemnification agreements provide that the Registrant will, subject to the CBCA, indemnify and save harmless a party, their heirs and legal representatives against all costs, charges and expenses (including, without limitation, reasonable legal expenses), including an amount paid to settle an action or satisfy a judgment (the “Losses”), reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been an officer or director of the Registrant or Another Body Corporate if (i) the party acted in good faith with a view to the best interests of the corporation or entity to which the party served as an officer or director and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the party had reasonable grounds for believing that his or her conduct was lawful. The Registrant shall also indemnify the party and the party’s heirs and legal representatives from and against any and all Losses, in respect to the defense of any civil, criminal or administrative action or proceeding to which he or she was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done and the party fulfills the conditions set out above.

The Registrant also maintains a separate indemnity agreement with a director that provides that, subject to the CBCA, the Registrant and each subsidiary will, jointly and severally, agree to indemnify and save harmless the party and their estate, heirs and legal representatives against (i) all damages, liabilities, disbursements, costs, charges or expenses (including, without limitation, reasonable legal expenses) incurred, directly or indirectly, as a result of the party being or having been an officer or director of the Registrant or a subsidiary of the Registrant or by reason of any action taken by the party in their capacity as an officer or director; and (ii) any amounts paid to settle an action or to satisfy a judgment, fine or monetary penalty in respect of any civil, criminal, administrative, investigative or other action or proceeding of any nature or kind to which he is made a party by reason of being or having been an officer or director of the Registrant or a subsidiary of the Registrant.

Insofar as indemnification for liabilities arising under the U.S. Securities Act, may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the U.S. Securities Act, and is therefore unenforceable.

EXHIBITS

Exhibit Number	Description

4.1**	Amended and restated Annual Information Form of the Registrant dated June 29, 2017 for the fiscal year ended December 31, 2016

4.2*	Audited consolidated statements of the Registrant as at December 31, 2016 and 2015 together with the auditors’ report thereon and the notes thereto

4.3*	Management’s Discussion and Analysis for the fiscal year ended December 31, 2016

4.4*	Unaudited condensed interim consolidated financial statements of the Registrant for the three month period ended March 31, 2017

4.5*	Management’s Discussion and Analysis for the three month period ended March 31, 2017.

4.6*	Management Information Circular of the Registrant dated May 15, 2017 in connection with the Registrant’s annual meeting of shareholders to be held on June 14, 2017

4.7*	Amended and restated Management Information Circular of the Registrant dated August 26, 2016 in connection with the Registrant’s special meeting of shareholders held on September 27, 2016

4.8*	Management Information Circular of the Registrant dated January 12, 2017 in connection with the Registrant’s special meeting of shareholders held on February 16, 2017

4.9*	Technical Report on Resources and Reserves, Yauricocha Mine, Yauyos Province, Peru dated June 30, 2016

4.10*	Technical Report on Resources and Reserves, Bolivar Mine, Mexico dated February 28, 2017

4.11***	Amended Technical Report on Resources, Cusi Mine, Mexico dated June 29, 2017

5.1**	Consent of PricewaterhouseCoopers LLP

5.2**	Consent of Baker & McKenzie LLP

5.3***	Consent of Matthew Hastings

5.4***	Consent of Jon Larson

5.5***	Consent of Jeff Osborne

5.6***	Consent of Fernando Rodrigues

5.7***	Consent of Daniel H. Sepulveda

5.8***	Consent of John Tinucci

5.9***	Consent of Mark Willow

5.10***	Consent of Gordon P. Babcock

6.1*	Powers of Attorney (contained in the signature page to the Registration Statement as originally filed)

* Previously filed.

** Filed herewith.

*** To be filed by amendment.

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking.

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process.

(a)	The Registrant has filed with the Commission a written irrevocable consent and power of attorney on Form F-X.

(b)	Any change to the name or address of the Registrant’s agent for service shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lima, Peru, on this 29 day of June, 2017.

SIERRA METALS INC.
By:	/s/ Igor Gonzales

Name: Igor Gonzales Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Igor Gonzales	President, Chief Executive Officer and Director (principal executive officer)	June 29, 2017
Igor Gonzales

/s/ Ed Guimaraes	Chief Financial Officer (principal financial officer)	June 29, 2017
Ed Guimaraes

*	Director	June 29, 2017
Douglas Cater

*	Director	June 29, 2017
Steve Dean

*	Director and Chairman	June 29, 2017
J. Alberto Arias

*	Director	June 29, 2017
Philip Renaud

*	Director	June 29, 2017
Dionisio Romero

*:	Igor Gonzales
Attorney-in-fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative has duly caused this Registration Statement to be signed on its behalf by the undersigned, solely in his capacity as the duly authorized representative of the Registrant in the United States, on this 29 day of June, 2017.

COGENCY GLOBAL INC.
By:	/s/ Colleen A. DeVries

Name:	Colleen A. DeVries

Title:	Senior Vice President

EXHIBIT INDEX

Exhibit Number	Description

4.1**	Amended and restated Annual Information Form of the Registrant dated June 29, 2017 for the fiscal year ended December 31, 2016

4.2*	Audited consolidated statements of the Registrant as at December 31, 2016 and 2015 together with the auditors’ report thereon and the notes thereto

4.3*	Management’s Discussion and Analysis for the fiscal year ended December 31, 2016

4.4*	Unaudited condensed interim consolidated financial statements of the Registrant for the three month period ended March 31, 2017

4.5*	Management’s Discussion and Analysis for the three month period ended March 31, 2017.

4.6*	Management Information Circular of the Registrant dated May 15, 2017 in connection with the Registrant’s annual meeting of shareholders to be held on June 14, 2017

4.7*	Amended and restated Management Information Circular of the Registrant dated August 26, 2016 in connection with the Registrant’s special meeting of shareholders held on September 27, 2016

4.8*	Management Information Circular of the Registrant dated January 12, 2017 in connection with the Registrant’s special meeting of shareholders held on February 16, 2017

4.9*	Technical Report on Resources and Reserves, Yauricocha Mine, Yauyos Province, Peru dated June 30, 2016

4.10*	Technical Report on Resources and Reserves, Bolivar Mine, Mexico dated February 28, 2017

4.11***	Amended Technical Report on Resources, Cusi Mine, Mexico dated June 29, 2017

5.1**	Consent of PricewaterhouseCoopers LLP

5.2**	Consent of Baker & McKenzie LLP

5.3***	Consent of Matthew Hastings

5.4***	Consent of Jon Larson

5.5***	Consent of Jeff Osborne

5.6***	Consent of Fernando Rodrigues

5.7***	Consent of Daniel H. Sepulveda

5.8***	Consent of John Tinucci

5.9***	Consent of Mark Willow

5.10***	Consent of Gordon P. Babcock

6.1*	Powers of Attorney (contained in the signature page to Registration Statement as originally filed)

* Previously filed.

** Filed herewith.

*** To be filed by amendment.